UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

Midstates Petroleum Company, Inc.

(Exact name of registrant specified in its charter)

Delaware	001-35512	45-3691816
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

(918) 947-8550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 24, 2017, Midstates Petroleum Company, Inc. (the “Company”), as parent, and Midstates Petroleum Company LLC, as borrower (the “Borrower”), entered into that certain First Amendment to Senior Secured Credit Agreement (the “First Amendment”) dated as of October 21, 2016, among the Company, the Borrower, SunTrust Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders and other parties thereto (the “RBL Credit Agreement”).

The First Amendment, among other items, (i) moved the first scheduled borrowing base redetermination from April 2018 to October 2017; (ii) was amended to remove the requirement to maintain a cash collateral account at the Administrative Agent in the amount of $40,000,000; (iii) was amended to remove the requirement to maintain at least 20% liquidity of the then effective Borrowing Base; (iv) amended the required mortgage threshold from 95% of the discounted present value of future net income utilizing a 9% discount rate attributable to proved reserves to 90%; (v) amended the threshold amount for which the Borrower is required to provide advance notice to the Administrative Agent of a sale or disposition of oil and gas properties which occurs during the period between two successive redeterminations of the borrowing base; (vi) amended the required ratio of total net indebtedness to EBITDA that the Borrower would be required to maintain to (x) 2.25:1.00 for the fiscal quarters ending on December 31, 2016 and March 31, 2017 and (y) 4.00:1.00 with respect to any fiscal quarter thereafter; (vii) was amended to remove limitations on capital expenditures and (viii) provided for additional covenant flexibility.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the First Amendment is incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its 2017 Annual Meeting of Stock Holders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (1) elect seven directors, each for a term of one year; (2) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (3) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for 2017. As of April 18, 2017, the record date of the Annual Meeting, 24,994,867 shares of the Company’s common stock were outstanding and entitled to be voted at the Annual Meeting.

The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 21, 2017:

1.              Each of the directors that were up for election was elected to the Board for a term of one year. Votes regarding the election of the directors up for election to the Board were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Frederic F. Brace	21,516,347	532	1,896,619
Alan J. Carr	19,321,325	2,195,554	1,896,619
Patrice D. Douglas	21,516,848	31	1,896,619
Neal P. Goldman	21,516,732	147	1,896,619
Todd R. Snyder	21,516,848	31	1,896,619
Michael S. Reddin	21,516,848	31	1,896,619
Bruce H. Vincent	21,516,848	31	1,896,619

2.              The Board proposal seeking approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
21,008,067	508,811	1	1,896,619

3.              Grant Thornton LLP was ratified as the Company’s independent registered public accounting firm for 2017. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
23,413,396	0	102	0

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

First Amendment to Senior Secured Credit Agreement, dated May 24, 2017, by and among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, as administrative agent, and certain lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc. (Registrant)

Date: May 26, 2017

	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President - General Counsel & Corporate Secretary

Item 9.01                                           Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

First Amendment to Senior Secured Credit Agreement, dated May 24, 2017, by and among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, as administrative agent, and certain lenders party thereto.